Exhibit 10.2

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 21, 2016, is by and among ADVANCED MICRO DEVICES, INC., a Delaware corporation (“Parent”), AMD INTERNATIONAL SALES & SERVICE, LTD., a Delaware corporation (“AMDISS”; together with Parent each, individually, a “Borrower” and, collectively, the “Borrowers”), ATI TECHNOLOGIES ULC, an Alberta unlimited liability corporation (the “Canadian Guarantor” and together with the Borrowers, the “Obligors”), the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement (defined below).
W I T N E S S E T H
WHEREAS, the Obligors, certain banks and financial institutions from time to time party thereto (the “Lenders”), and the Agent are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 14, 2015 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of June 10, 2015, and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 29, 2016, and as the same may be further amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”); and
WHEREAS, the Obligors have requested, and the Agent and Lenders party hereto have agreed to, subject to the terms and conditions hereof, an amendment of certain provisions of the Loan Agreement, as set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO LOAN AGREEMENT
1.1
    Amendments to Definitions.
(a)
    Section 1.1 of the Loan Agreement is hereby amended by replacing the following definitions so that they read, in their entirety, as follows:
“Federal Funds Rate”: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up to the nearest 1/16th of 1%) charged to Bank of America on the applicable

NAI-1501037333v14

Exhibit 10.2

day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero.
“Permitted Asset Disposition”: as long as no Event of Default exists, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business so long as all Net Proceeds of such disposition are remitted to a Subject Account; (b) a disposition of Equipment or other Property which is not Collateral; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business so long as all Net Proceeds of such disposition are remitted to a Subject Account; (d) termination of a lease of real or personal Property that could not reasonably be expected to have a Material Adverse Effect; (e) the sale of Qualified Factor Accounts pursuant to a Qualified Factor Arrangement so long as (i) the Obligors have complied with Section 10.1.2(g) with respect to such sale, (ii) immediately before and immediately after giving effect to such sale the sum of Availability plus the amount of Domestic Cash is greater than $350,000,000 in the aggregate, and (iii) after giving effect to such sale, no Overadvance exists; or (f) approved in writing by Agent and Required Lenders.

“Qualified Factor”: any bank, other financial institution, or other Person approved by Agent in its Permitted Discretion, which may include Bank of America or its Affiliates.

“Qualified Factor Accounts”: in connection with any Qualified Factor Arrangement, Accounts owing by the applicable Permitted Account Debtor (or any parent or other Affiliate thereof that has undertaken to make payment), all proceeds thereof (including "proceeds" as defined in the UCC), all rights of the seller of such Accounts to enforce such Accounts and, subject to the applicable Agent/Factor Agreement, all other assets of a type customarily transferred or in respect of which security interests are customarily granted in connection with factoring, invoice discounting, supply chain finance arrangements or similar arrangements involving accounts receivable.

“Qualified Factor Arrangement”: a factoring, invoice discounting, supply chain finance arrangement or similar arrangement entered into by an Obligor and disclosed in writing to Agent, pursuant to which such Obligor agrees to assign from time to time to a Qualified Factor its right, title and interest in certain of such Obligor’s Accounts owing from a Permitted Account Debtor, provided, that in connection therewith, the applicable agreements and other documentation entered into with respect to such arrangement satisfies all of the following conditions as determined by Agent in its Permitted Discretion: (a) such Obligor does not grant (and the Qualified Factor does not otherwise obtain) any Liens on any Collateral other than Qualified Factor Accounts; (b) the applicable agreements and other documentation entered into with respect to such arrangement are in form and substance satisfactory to Agent in its Permitted Discretion; (c) Accounts sold pursuant to the terms of a Qualified Factor Arrangement shall be identified as Accounts that are not Eligible Accounts on any Borrowing Base Certificate delivered to Agent until such Accounts are no longer outstanding; (d) the portion of the purchase price with respect to any Qualified Factor Account that must be paid in cash to a Subject Account at the time of such purchase shall not be less than 97% (or such lesser percentage as the Agent may determine from time to time in its Permitted Discretion, but in any event not less than 87.5%) of the original invoiced amount (net of any credit notes applied by the applicable Permitted Account Debtor) of such Qualified Factor Account, and to the extent so provided in the applicable agreements and other documentation entered into with respect to such arrangement, all or a portion of the remaining original invoiced amount may be payable to an Obligor as a deferred purchase price when the Account is paid by the applicable Permitted Account Debtor; (e) Agent and the Qualified Factor shall have entered into an agreement setting forth the conditions upon which Agent’s liens in the Qualified Factor Account will be released or subordinated, which agreement shall be in form and substance satisfactory to Agent in its Permitted Discretion (each such agreement, an “Agent/Factor Agreement”); and (f) the aggregate face amount of outstanding Qualified Factor Accounts permitted to be held or owing to such Qualified Factor or subject to repurchase by an Obligor at any time, without duplication, shall be subject to a limit (the “Qualified Factor Maximum Amount”), which, together with the Qualified Factor Maximum Amount for each other Qualified

Exhibit 10.2

Factor (if any) held or owing to such Qualified Factor or subject to repurchase by an Obligor at such time, without duplication, shall not exceed $165,000,000 in the aggregate, provided that, with respect to any particular Permitted Account Debtor whose Qualified Factor Accounts are subject to a Qualified Factor Arrangement, the Agent may establish from time to time in its Permitted Discretion sublimits under such Qualified Factor Maximum Amount with respect to such Qualified Factor Accounts. In connection with any Qualified Factor Arrangement, in addition to any other Availability Reserves or eligibility criteria that Agent may from time to time establish hereunder in its Permitted Discretion, Borrowers agree that Agent may impose Availability Reserves or Eligible Account ineligibles with respect to Accounts owing by a Qualified Factor or its Affiliates. Anything in this Agreement to the contrary notwithstanding, effective immediately upon the occurrence of an Event of Default, Obligors shall no longer be able to sell or assign any Qualified Factor Accounts under any Qualified Factor Arrangements. For the avoidance of doubt, funds held in any deposit account maintained by or for the benefit of a Qualified Factor in connection with a Qualified Factor Arrangement shall not constitute Domestic Cash for the purposes of the Loan Documents, whether or not such deposit accounts are owned by an Obligor.

“Restricted Investment”: any Investment by an Obligor consummated or committed in writing at a time when the Payment Conditions are not satisfied or which consummation or written commitment will result in a Payment Condition not being satisfied, other than (a) Investments in Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (b) loans and advances permitted under Section 10.2.7; (c) an Obligor’s right to receive any deferred purchase price for Qualified Factor Accounts pursuant to a Qualified Factor Arrangement permitted under Section 10.2.6; and (d) Investments by a Borrower or Canadian Guarantor in another Borrower or Canadian Guarantor.

(b)
    Clause (c) of the definition of “Eligible Account” in Section 1.1 of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:
(c) (i) with respect to Accounts owed by Hewlett-Packard or its Subsidiaries, such Account when aggregated with other Accounts owing by Hewlett-Packard or its Affiliates exceeds 30% of the Total Accounts (or such higher percentage as Agent may establish for Hewlett-Packard and its Subsidiaries from time to time), (ii) with respect to Accounts owed by Lenovo Group Limited or its Subsidiaries, such Account when aggregated with other Accounts owing by Lenovo Group Limited or its Affiliates exceeds 30% of the Total Accounts (or such higher percentage as Agent may establish for Lenovo Group Limited and its Subsidiaries from time to time), (iii) with respect to Accounts owed by Sony Corporation or its Subsidiaries, such Account when aggregated with other Accounts owing by Sony Corporation or its Affiliates exceeds 20% of the Total Accounts (or such higher percentage as Agent may establish for Sony Corporation and its Subsidiaries from time to time), (iv) with respect to Accounts owed by Microsoft Corporation or its Subsidiaries, such Account when aggregated with other Accounts owing by Microsoft Corporation or its Affiliates exceeds 20% of the Total Accounts (or such higher percentage as Agent may establish for Microsoft Corporation and its Subsidiaries from time to time), (v) with respect to Accounts owed by any other Account Debtor or its Subsidiaries that, as of the date of the most recent Borrowing Base Certificate delivered to the Agent, has an Investment Grade Rating, such Account when aggregated with other Accounts owing by such Account Debtor or its Affiliates exceeds 20% of the Total Accounts (or such higher percentage as Agent may establish for such Account Debtor and its Subsidiaries from time to time), and (vi) with respect to Accounts owed by any other Account Debtor, such Account when aggregated with other Accounts owing by such Account Debtor or its Affiliates exceeds 15% of the Total Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); provided that Agent may, in its Permitted Discretion, reduce the concentration percentages described above based on the Agent’s determination of the applicable Accounts Debtor’s creditworthiness;

Exhibit 10.2

1.2
    Amendments to 9.1.6(e). Section 9.1.6(e) of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:
(e)    no purchase order, agreement, document or Applicable Law, that is not rendered unenforceable by Article 9 of the UCC, restricts assignment of the Account to Agent, and the applicable Obligor is the sole payee or remittance party shown on the invoice;
1.3
    Amendments to Financial and Other Information Reporting Covenants. Section 10.1.2(g) of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:
(g)    provide (or cause the applicable Qualified Factor to provide) to Agent, in each case in form and substance satisfactory to Agent: (i) not later than three (3) Business Days’ prior to any sale, or submission of such sale pursuant to the terms of a Qualified Factor Arrangement, of Qualified Factor Accounts, notice of such sale or submission together with (A) an itemized list of all Qualified Factor Accounts owing by the applicable Permitted Account Debtor to be sold to the applicable Qualified Factor pursuant to such sale, (B) an itemized list of all Qualified Factor Accounts owing by such Permitted Account Debtor that will be owned by any Obligor immediately following such sale, and (C) if requested by Agent, evidence that, immediately before and immediately after giving effect to such sale or submission, the sum of Availability plus the amount of Domestic Cash will be greater than $350,000,000 in the aggregate and no Overadvance will exist; (ii) not later than ten (10) Business Days after such return or reclamation, a listing of all items of Inventory relating to any Accounts sold to any Qualified Factor that are returned to, or reclaimed by, any Obligor, whether as a result of rejection, revocation of acceptance, repudiation or otherwise; (iii) within five (5) Business Days after an Obligor has knowledge thereof, any Qualified Factor requiring an Obligor to repurchase Qualified Factor Accounts sold or assigned to such Qualified Factor to the extent such repurchase obligation would require such Obligor to pay an amount to such Qualified Factor greater than $5,000,000; and (iv) such other information as Agent may reasonably request from time to time in connection with the Obligors’ Qualified Factor Arrangements. The Obligors shall cause all proceeds from the sale of the Qualified Factor Accounts to be deposited concurrently in a Subject Account.
ARTICLE II

CONDITIONS TO EFFECTIVENESS
2.1
    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):
(a)
    Executed Amendment. The Agent shall have received a copy of this Amendment duly executed by each of the Obligors, the Required Lenders and the Agent.
(b)
    Default. Before and after giving effect to this Amendment, no Default or Event of Default shall exist.

Exhibit 10.2

(c)
    Pro Forma Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate containing a projected Borrowing Base as of June 24, 2016, that gives pro forma effect to the removal of (i) all Eligible Accounts owing by Permitted Account Debtors up to the Qualified Factor Maximum Amount therefor (or any sublimit established by Agent with respect thereto) that could be subject to a Qualified Factor Arrangement (whether or not the Borrower’s anticipates such Accounts being subject to a Qualified Factor Arrangement as of such date) existing or currently contemplated to exist prior to such date and (ii) all Eligible Accounts owing by certain Permitted Account Debtors as specified by the Agent to the Borrowers.
(d)
    Fees and Expenses. The Agent shall have received from the Borrowers (or shall be satisfied with arrangements made for the payment thereof) such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby pursuant to the terms of the Loan Agreement, provided, that neither Agent nor any Lender shall be entitled to a fee in respect of this Amendment.
ARTICLE III

MISCELLANEOUS
3.1
    Amended Terms. On and after the Amendment Effective Date, all references to the Loan Agreement in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2
    Representations and Warranties of Obligors. Each of the Obligors represents and warrants as follows:
(a)
    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)
    This Amendment has been duly executed and delivered by such Obligor and constitutes such Obligor’s legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(c)
    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection

Exhibit 10.2

with the execution, delivery or performance by such Obligor of this Amendment that has not already been obtained or made.
(d)
    The representations and warranties set forth in Section 9 of the Loan Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
(e)
    Immediately before and after giving effect to this Amendment, no event has or will have occurred and be continuing which constitutes a Default or an Event of Default.
3.3
    Reaffirmation of Obligations. Each Obligor hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations. Each Obligor expressly acknowledges and agrees that (i) this Amendment does not constitute or establish, a novation with respect to the Loan Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Article I above, and (ii) nothing in this Amendment shall affect or limit the Agent’s and Lenders’ right to demand payment of liabilities owing from any Obligor to the Agent and Lenders under, or to demand strict performance of the terms, provisions, and conditions of, the Loan Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Loan Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Loan Agreement or the other Loan Documents.
3.4
    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.
3.5
    Expenses. The Borrowers agree to pay costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment pursuant to the terms of the Loan Agreement.
3.6
    Further Assurances. The Obligors agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the provisions of this Amendment.
3.7
    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Exhibit 10.2

3.8
    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
3.9
    No Actions, Claims, Etc. As of the date hereof, each of the Obligors hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Loan Agreement on or prior to the date hereof.
3.10
    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
3.11
    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.12
    Consent to Forum; Service of Process; Waiver of Jury Trial. The provisions set forth in Sections 14.15 and 14.16 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

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Exhibit 10.2

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

OBLIGORS:	ADVANCED MICRO DEVICES, INC., a Delaware corporation

By: /s/ Devinder Kumar
Name: Devinder Kumar
Title: Senior Vice President, Chief Financial Officer and Treasurer

AMD INTERNATIONAL SALES & SERVICE, LTD., a Delaware corporation

By: /s/ Devinder Kumar
Name: Devinder Kumar
Title Chief Financial Officer

ATI TECHNOLOGIES ULC, an Alberta unlimited liability corporation

By: /s/ Devinder Kumar
Name: Devinder Kumar
Title: President & CEO

Exhibit 10.2

AGENT AND LENDERS:	BANK OF AMERICA, N.A., as Agent and a Lender

By: /s/ Ron Bornstein
Name: Ron Bornstein
Title: Senior Vice President

Exhibit 10.2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Matt Harbour
Name: Matt Harbour
Title: Duly Authorized Signer

Exhibit 10.2

BARCLAYS BANK PLC, as a Lender

By: /s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

Exhibit 10.2

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

Exhibit 10.2

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Neil Otte
Name: Neil Otte
Title: Relationship Manager

Exhibit 10.2

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By: /s/ Jonathan Kerner
Name: Jonathan Kerner
Title: Vice President

Exhibit 10.2

DEUTSCHE BANK, AG NEW YORK BRANCH, as a Lender

By: /s/ Philip Saliba
Name: Philip Saliba
Title: Director

By: /s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director